Exhibit 10.15(d)

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (“Amendment”) is dated as of November 22, 2013 by and among CARS ACQUISITION LLC, a Georgia limited liability company, CAR FINANCIAL SERVICES, INC., a Georgia corporation, CAR FUNDING II, INC., a Nevada corporation, and CONSUMER AUTO RECEIVABLES SERVICING, LLC, a Georgia limited liability company, FORTIVA HOLDINGS, LLC, a Georgia limited liability company, FORTIVA FUNDING, LLC, a Georgia limited liability company, and FORTIVA CAPITAL, LLC, a Georgia limited liability company (collectively, the “Borrowers” and each individually is referred to as a “Borrower”), WELLS FARGO BANK, N.A., successor by merger to Wells Fargo Preferred Capital, Inc., as agent for Lenders (“Agent”), and the financial institutions a party hereto as lenders (collectively, the “Lenders” and each is a “Lender”).

BACKGROUND

A.Borrowers, Lenders, and Agent are parties to a certain Loan and Security Agreement dated as of October 4, 2011 (as amended or modified from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.
B.Borrowers have requested and Agent and Lenders have agreed to amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.Amendments.
(a)Definition. The following definition contained in Section 1.1 of the Loan Agreement is amended and restated as follows:
“Permitted Indebtedness” means (a) borrowings from Agent and Lenders hereunder; (b) trade indebtedness in the normal and ordinary course of business for value received; (c) indebtedness and obligations incurred to purchase or lease fixed or capital assets, (d) the other indebtedness and obligations described on Schedule II attached hereto and made part hereof, (e) indebtedness in connection with Bank Products, (f) indebtedness incurred solely to enable a Borrower to originate Floor Plan Receivables so long as such indebtedness is subject to an intercreditor agreement in form and substance satisfactory to Agent in its sole discretion, (g) indebtedness incurred solely to enable a Borrower to originate Direct Consumer Loans so long as such indebtedness is subject to an intercreditor agreement in form and substance satisfactory to Agent in its sole discretion, and (h) other unsecured indebtedness so long as such indebtedness does not exceed One Hundred Thousand Dollars ($100,000) in the aggregate.
(b)Payments to and Transactions with Affiliates. Section 7.1 of the Loan Agreement is amended and restated as follows:
Section 7.1    Payments to and Transactions with Affiliates. (a) Make any loan, advance, extension of credit or payment to any Affiliate except for loans, advances, extensions of credit made by Borrowers in the ordinary course of business to Persons described in clause (iv) of the definition of Affiliate or (b) enter into any other transaction, including, without limitation, the purchase, sale, lease or exchange of property, or the rendering or any service, to or with any Affiliate or any equity holder, officer, or employee of any Borrower except for (u) loans, advances, and extensions of credit permitted pursuant Section 7.7 of this Agreement; (v) transactions between Borrowers in the ordinary course of business and pursuant to the reasonable requirements of the business of such Borrowers and upon terms found by the board of directors of such Borrowers to be fair and reasonable and no less favorable to such Borrowers than such Borrowers would obtain in a comparable arms’ length transaction, (w) payments by CAR Borrowers to Atlanticus for documented allocated overhead costs in the ordinary course of business and in accordance with historic practice in amount not to exceed Twenty Five Thousand Dollars ($25,000) per calendar month, (x) payments by Fortiva Borrowers to Atlanticus for documented allocated overhead costs in the ordinary course of business and in accordance with historic practice in amount not to exceed Twenty Five Thousand Dollars ($25,000 per calendar month, (y) Permitted Tax Distributions permitted pursuant to Section 7.2 of this Agreement and (z)

other transactions with or services rendered to any Affiliate of a Borrower in the ordinary course of business and pursuant to the reasonable requirements of the business of such Affiliate and upon terms found by the board of directors of a Borrower to be fair and reasonable and no less favorable to a Borrower than such Borrower would obtain in a comparable arms’ length transaction with a Person not affiliated with or employed by a Borrower; provided, however, that Borrowers may in any event pay reasonable compensation to any such employee or officer in the ordinary course of Borrowers’ business consistent and commensurate with industry custom and practice for the services provided by such Person.
(c)Investments. Section 7.7 of the Loan Agreement is amended and restated as follows:
Section 7.7    Investments. Make any investments in any other Person other than loans, advances and extensions of credit to CAR Financial Services Saipan, Inc. and CAR Financial Services Guam, Inc. so long as such Persons are wholly owned direct or indirect Subsidiaries of a Borrower; or enter into any new business activities or ventures not related to such Borrower’s business existing as of the date of this Agreement; or create or form any Subsidiary. For the avoidance of doubt, to the extent that any Borrower provides servicing or management and administrative services, it shall be entitled to provide such services to Persons other than Borrowers without prior consent of Agent.
2.Effectiveness Conditions. This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Agent and Agent’s counsel):
(a)Execution and delivery to Agent by Borrowers and Atlanticus of this Amendment.
3.Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders that:
(a)All warranties and representations made to Agent and Lenders under the Loan Agreement and the Credit Documents are true and correct in all material respects.
(b)The execution and delivery by such Borrower of this Amendment, the Note and each assignment, instrument, document, or agreement executed and delivered in connection herewith by such Borrower and the performance by such Borrower of the transactions herein and therein contemplated (i) are and will be within such Borrower’s powers, (ii) have been authorized by all necessary organizational action, and (iii) do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the charter, bylaws or other organizational documents of such Borrower, or constitute a default or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of such Borrower (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which such Borrower is a party or by which such Borrower or its property is bound with failure to comply resulting in a material adverse change in the business, operations, property (including the Collateral) or financial condition of such Borrower.
(c)This Amendment, the Note and any assignment, instrument, document, or agreement executed and delivered by such Borrower in connection herewith will be valid, binding and enforceable against such Borrower in accordance with its respective terms.
(d)No Event of Default or Default has occurred under the Loan Agreement or any of the other Credit Documents.
4.Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrowers or any third party to Agent and Lenders as evidenced by the Credit Documents. Borrowers hereby acknowledge, agree, and represent that (a) as of the date of this Amendment, there are no known claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Credit Documents or the other obligations created or evidenced by the Credit Documents; (b) as of the date of this Amendment, no Borrowers has any known claims, offsets, defenses or counterclaims arising from any of Agent’s or any existing or prior Lender’s acts or omissions with respect to the Credit Documents or Agent’s or any existing or prior Lender’s performance under the Credit Documents; and (c) Borrowers jointly and severally promise to pay to the order of Agent and Lenders the indebtedness evidenced by the Notes according to the terms thereof.
5.Collateral. As security for the payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Credit Documents, each Borrower reconfirms the prior security interest and lien on, upon and to, its Collateral, whether now owned or hereafter acquired, created or arising and wherever located. Borrowers hereby confirm and agree that all security interests and Liens granted to Agent for the ratable benefit of Lenders continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Liens. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.

6.Acknowledgment of Indebtedness and Obligations. Borrowers hereby acknowledge and confirms that, as of the date hereof, Borrowers are indebted to Agent and Lenders, without defense, setoff or counterclaim, under the Loan Agreement (in addition to any other indebtedness or obligations owed by Borrowers with respect to Bank Products owing to Agent and Wells Fargo Affiliates) in the aggregate principal amount of $26,000,000, plus continually accruing interest and all fees, costs, and expenses, including reasonable attorneys’ fees, incurred through the date hereof.
7.Ratification of Credit Documents. This Amendment shall be incorporated into and deemed a part of the Loan Agreement. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Credit Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.
8.Acknowledgment of Atlanticus. By execution of this Amendment, Atlanticus hereby acknowledges the terms and conditions of this Amendment and Atlanticus hereby ratifies and confirms that the Atlanticus Agreement continues unchanged and in full force and effect; provided, however, Atlanticus agrees and acknowledges that the term “Borrower” in the Atlanticus Agreement includes CAR Borrowers and Fortiva Borrowers.
9.Governing Law. This Amendment, the Loan Agreement, the Credit Documents and the transactions contemplated hereby or thereby, and any claim, controversy, or dispute arising out of or relating to this Amendment, the Loan Agreement, the Credit Documents and the transactions contemplated hereby or thereby shall be governed by, construed and enforced in accordance with the laws of the State of Iowa, excluding its conflict of law rules.
10.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile or PDF shall also bind the parties hereto.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWERS:

CARS ACQUISITION LLC By:/s/ Jay Putnam Name:Jay Putnam Title:Manager
CAR FINANCIAL SERVICES, INC. By:/s/ Jay Putnam Name:Jay Putnam Title:Director
CAR FUNDING II, INC. By:/s/ Jay Putnam Name:Jay Putnam Title:Director
CONSUMER AUTO RECEIVABLES SERVICING, LLC By:/s/ Jay Putnam Name:Jay Putnam Title:Manager
FORTIVA HOLDINGS, LLC By:/s/Brian Stone Name:Brian Stone Title:Manager
FORTIVA FUNDING, LLC By:/s/Rosalind T. Drakeford Name:Rosalind T. Drakeford Title:Secretary
FORTIVA CAPITAL, LLC By:/s/Alan Reeves Name:Alan Reeves Title:Vice President

Acknowledged:

ATLANTICUS HOLDINGS CORPORATION

By:    /s/William McCamey
Name:    William McCamey
Title:    Treasurer

AGENT AND LENDER:	WELLS FARGO BANK, N.A. By:/s/ William M. Laird Name:William M. Laird Title:SVP